Exhibit 99.1

Magnum Hunter Resources Announces $6.75 Million Registered Direct Offering

HOUSTON – November 11, 2009 – Magnum Hunter Resources Corporation (NYSE Amex: MHR, the “Company”) announced today that it has entered into definitive agreements with  certain institutional investors to sell 3,903,720 units, with each unit consisting of one of the Company’s common shares and a one fifth of a warrant to purchase one common share, for gross proceeds of approximately $6.75 million, before deducting placement agent fees and estimated offering expenses, in a "registered direct" offering.  The investors have agreed to purchase the units at a purchase price of $1.73 per unit. The warrants, which represent the right to acquire an aggregate of up to 780,744 common shares, will be exercisable at any time on or after May 17, 2010 and prior to the 3-year anniversary of the closing of the transaction at an exercise price of $2.50 per share, which was 132% of the closing price of the Company’s common shares on the NYSE AMEX on November 10, 2009.  Canaccord Adams Inc. acted as the sole placement agent for the offering.

The transaction is expected to close on November 16, 2009, subject to customary closing conditions. Magnum Hunter intends to use the proceeds from the offering to repay current borrowings under its revolving credit facility, to pursue acquisition opportunities, and for other working capital purposes.

A shelf registration statement relating to these securities previously was filed and declared effective by the Securities and Exchange Commission.  A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission.  This press release does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.  A copy of the base prospectus and prospectus supplement (once filed) can be obtained at the Securities and Exchange Commission’s website http://www.sec.gov or via written request to Magnum Hunter Resources Corporation at 777 Post Oak Boulevard, Suite 910, Houston, TX, 77056, Attention Investor Relations.

About Magnum Hunter Resources

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas headquartered independent exploration and production company engaged in the acquisition of exploratory leases and producing properties, secondary enhanced oil recovery projects, exploratory drilling, and production of oil and natural gas in the United States.

For more information, please view our website at www.magnumhunterresources.com

Forward-looking Statements

The statements contained in this press release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. Such forward-looking statements may relate to, among other things: (1) the Company’s proposed exploration and drilling operations on its various properties, (2) the expected production and revenue from its various properties, (3) the Company’s proposed redirection as an operator of certain properties and (4) estimates regarding the reserve potential of its various properties. These statements are qualified by important factors that could cause the Company’s actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the Company’s ability to finance the continued exploration, drilling and operation of its various properties, (2) positive confirmation of the reserves, production and operating expenses associated with its various properties; and (3) the general risks associated with oil and gas exploration, development and operation, including those risks and factors described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 31, 2009 and April 29, 2009, respectively, and our subsequently filed reports. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

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Contact:	M. Bradley Davis
Senior Vice President of Capital Markets
bdavis@magnumhunterresources.com
(832) 369-6986 Ext 226